Exhibit (j)(1)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information for DWS Technology Fund, in Post-Effective Amendment Number 114 to the Registration Statement (Form N-1A, No. 2-36238) of DWS Securities Trust. We also consent to the incorporation by reference into the Statement of Additional Information of our report on the financial statements and financial highlights of DWS Technology Fund dated December 27, 2011 included in the Annual Report for the fiscal year ended October 31, 2011.

/s/Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
February 22, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Securities Trust on Form N-1A ("Registration Statement") of our report dated December 23, 2011, relating to the financial statements and financial highlights which appears in the October 31, 2011 Annual Report to Shareholders of DWS Gold & Precious Metals Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2012